UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 16, 2017
KOLDECK INC.
(Exact name of registrant as specified in its charter)
Nevada	333-213744	37-1817132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 9, Alley 27, Section 4, Renai Road, Daan District, Tapei, Taiwan	n/a
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	852-52389111
800 North Rainbow Blvd. Ste. 208,Las Vegas, NV 89107
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 16, 2017 Mr. Jian Han Chen acquired 3,000,000 common shares of Koldeck Inc. (“we”, “us”, “our”, the “Company”) from Svetlana Mazur.  The shares were purchased in a private transaction in consideration for the aggregate purchase price of $350,000 or approximately $0.116 per share.  The source of funds used in the purchase were Mr. Chen’s personal funds.  As a result of the transaction, Mr. Chen beneficially owns, and has direct voting and dispositive control over, approximately 53.66% of our issued and outstanding voting securities.

Concurrently with the acquisition of the 3,000,000 shares, Svetlana Mazur resigned as our sole officer and director, Jian Han Chen was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director of the Company, and Mr. Chun Hao Chen was appointed Secretary of the Company. Jian Han Chen and Chun Hao Chen are siblings.  Ms. Mazur’s resignation was not the result of any disagreements with the Company regarding our operations, policies, practices or otherwise.

Jian Han Chen,

President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director

Jian Han Chen, is an executive director, and food processing and operations specialist.  He is a graduate of the National Taiwan University where he received his Masters in Agriculture Food Economics.  Mr. Chen started his career in working with technologies to extend the reach of agriculture to new areas of the economy in Asia.

Since 2010, he has been the CEO of LifeTech Food Industries, a private consulting firm that educates local mid-tier farmers in China on cutting edge technologies related to food cultivation and processing.  He has advocated technologies such as equipment telematics, livestock biometrics, and infrastructural health sensors along with precision agriculture, vertical farming and synthetic biology.

Mr. Chen is passionate about global health issues related to food processing and has devoted more than 15 years to the field.  He continues to steer various public awareness campaigns related to sustainable food consumption and emerging agriculture technologies.  He is 33 years of age and resides in Taiwan.

Chun Hao Chen

Secretary

Chun Hao Chen is a co-founder and currently the Managing Director of Aria Standard Holdings – a non-diversified closed-end fund whose primary investment objective is to purchase interests in public and private companies, sector specific to the Pharmaceutical Cannabis industry.

Mr. Chen has a wide range of executive management experience with expertise in business operations, financial market analysis and early stage angel investments.  He currently sits on the Board of Directors of Yang Ming Shan Gas Co., Leixin Construction Engineering Co., BES Engineering and Bing Dian Company Limited.  His wide range and deep knowledge of businesses across a wide range of sectors makes him a valuable asset to many companies.

Mr. Chen is a Senior Member of the Rotary Clubs International of Taiwan and Senior Member of the Lions Club International of Taiwan.  He has advised for senior government officials in the People’s Republic of China (PRC) on international trade delegations to Canada and continues to mediate relationships between international organizations primarily in S.E. Asia and the PRC.  He is 41 years of age and resides in Taiwan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOLDECK INC.
/s/ Jian Han Chen
Jian Han Chen
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director
Date: October 16, 2017

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